Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES SECOND QUARTER 2014 RESULTS

-Achieves Results in line with Prior Guidance-

- Establishes 2014 Third Quarter and Updates Full Year Guidance –

WYOMISSING, PA. — July 29, 2014 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused REIT in North America, today announced results for the   quarter ended June 30, 2014.

Financial Highlights

	Three Months Ended June 30,
(in millions, except per share data)	2014 Actual	2014 Guidance (1)
Net Revenue	$160.8	$162.1
Adjusted EBITDA (2)	$106.9	$106.6
Net Income	$47.0	$45.8
Funds From Operations (3)	$70.3	$69.4
Adjusted Funds From Operations (4)	$77.9	$76.8

Net income, per diluted common share	$0.40	$0.39
FFO, per diluted common share	$0.60	$0.59
AFFO, per diluted common share	$0.66	$0.65

(1)  The guidance figures in the tables above present the guidance provided on April 30, 2014, for the three months ended June 30, 2014.

(2)  Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

(3)  Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation.

(4)  Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, the amortization of debt issuance costs and other depreciation reduced by maintenance capital expenditures.

Gaming and Leisure Properties, Inc. Chief Executive Officer, Peter M. Carlino commented, “We are pleased to close another successful quarter that was in line with our previously communicated guidance.   Our portfolio continues to perform well and our strong cash flows are supportive of our dividend. We are in the process of evaluating operators for our most recently announced acquisition, The Meadows Racetrack and Casino. Finally, we are actively in discussions with several parties interested in exploring transactions with us, however there is nothing far enough developed to discuss at this time.”

Financial Update

Gaming and Leisure Properties reported Funds from Operations (FFO) of $70.3 million for the three months ended June 30, 2014. Net revenue for the three months ended June 30, 2014 was $160.8 million.  The Company produced net income of $47.0 million for the three months ended June 30, 2014, or $0.40 per diluted common share.

Portfolio Update

The Iowa Supreme Court has ordered that Argosy Sioux City close by 5:00 p.m. on July 30, 2014.  The operator, Penn National Gaming, challenged the denial of its gaming license but was ultimately ordered to cease operations.   The development of the two Ohio facilities is on time and on budget.  The Company expects the Dayton Raceway facility to open on August 28, 2014, and the Mahoning Valley Race Course to open shortly thereafter.  Including the two facilities currently under development, Dayton Raceway and Mahoning Valley Race Course, GLPI owns approximately 3,114 acres of land and 6.9 million square feet of building space, which was 100% occupied as of June 30, 2014. At the end of the second quarter of 2014, the Company owned the real estate associated with 22 casino facilities, including the two facilities currently under development, Dayton Raceway and Mahoning Valley Race Course, and leases, or expects to lease with respect to Dayton Raceway and Mahoning Valley Race Course, 19 of these facilities to Penn and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary (GLP Holdings, Inc.) of GLPI.

Property maintenance capex was $0.6 million and $0.8 million for the three months ended June 30, 2014 and 2013.  Additional information on properties under development is as follows:

Project	Planned Total Budget	Amount Expended Through June 30, 2014
	(in thousands)
Mahoning Valley Race Course (OH) - Hollywood themed facility with up to 1,000 video lottery terminals as well as various restaurants and amenities. To be managed by Penn National Gaming, with expected opening in mid-September 2014.	$100.0	$50.6
Dayton Raceway (OH) - Hollywood themed facility with up to 1,500 video lottery terminals as well as various restaurants and amenities. Pending regulatory approval the facility will open on August 28, 2014, under Penn’s management.	$89.5	$55.4

Acquisitions

In May 2014, the Company announced that it had entered into an agreement with Cannery Casino Resorts LLC (“CCR”) to acquire The Meadows Racetrack and Casino located in Washington, Pennsylvania, a suburb of Pittsburgh, Pennsylvania, for $465 million. The 180,000 square foot casino, which opened in 2007, contains 3,317 slot machines, 61 table games and 14 poker tables. In addition to the casino, the property includes 11 casual and fine dining restaurants, bars and lounges, a 24-lane bowling alley and a 5/8 mile racetrack with a 500-seat grandstand.  The Company is currently evaluating third party operators for the property, to whom the Company expects to sell the entities holding the licenses and operating assets, while retaining ownership of the land and buildings.  The transaction is subject to and requires approval from the Pennsylvania Gaming Control Board (“PAGCB”) and the Pennsylvania Racing Commission (“PARC”).  The Company filed applications/petitions with the PAGCB and the PARC for approval to own and operate the facility in the event that all of the conditions to closing in the Company’s agreement with CCR are satisfied and an agreement with a third party operator cannot be reached on terms acceptable to the Company and/or the PAGCB or PARC do not approve such third party operator.

The transaction, which is expected to be accretive immediately upon closing, is expected to close in 2015.

Balance Sheet Update

The Company had $41.7 million of unrestricted cash on hand and $2.5 billion in total debt, including $300 million of debt outstanding under its unsecured credit facility term loan and $176 million on its unsecured credit facility revolver at June 30, 2014.  The Company’s debt structure at June 30, 2014 was as follows:

	As of June 30, 2014
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	1.723%	$300,000
Unsecured $700 Million Revolver (1)	1.651%	176,000
Senior Unsecured Notes Due 2018	4.375%	550,000
Senior Unsecured Notes Due 2020	4.875%	1,000,000
Senior Unsecured Notes Due 2023	5.375%	500,000
		$2,526,000

(1)                                 The margin on the term loan and revolver is Libor plus 1.50%.

Dividend

On May 30, 2014, the Company’s Board of Directors declared the second quarter dividend.  Shareholders of record on June 12, 2014 received $0.52 per common share, which was paid on June 27, 2014.  The Company anticipates that its next quarterly dividend will be paid in September.

Guidance

The table below sets forth current guidance targets for financial results for the 2014 third quarter and full year, based on the following assumptions:

•                  Hollywood at Dayton Raceway will open and begin paying rent on August 28, 2014 and Hollywood at Mahoning Valley Race Course will open and begin paying rent in  mid-September 2014;

•                  The closing of Argosy Casino Sioux City reducing rent by $2.8 million for the remainder of 2014 and $1.2 million for the third quarter;

•                  Total rental income of approximately $478.2 million for the year and $119.0 million for the third quarter, consisting of approximately $419.3 million for the year and $104.0 million for the third quarter from Penn, approximately $13.2 million for the year and $3.5 million for the third quarter from Casino Queen, approximately $49.2 million for the year and $12.4 million for the third quarter of property taxes paid by our tenants, and reduced by approximately $3.5 million for the year and $0.9 million for the third quarter of non-assigned land lease payments made by PENN;

•                  No escalator on the PENN building rent component;

•                  TRS EBITDA of approximately $34.4 million for the year and $8.0 million for the third quarter and maintenance capex of approximately $3.3 million for the year and $0.9 million for the third quarter;

•                  TRS projections assume late August opening of Horseshoe Casino Baltimore;

•                  Blended income tax rate at the TRS entities of 40%;

•                  LIBOR is based on the forward yield curve;

•                  Real estate depreciation of approximately $93.1 million for the  year and $23.2 million in the third quarter;

•                  Non-real estate depreciation of approximately $12.3 million for the year and  $3.1 million in the third quarter;

•                  Equity-related employee compensation affecting EBITDA includes the following:

•                  Expense of approximately $3.9 million for the year and $1.3 million for the third quarter related to cash-settled equity compensation awards issued pre-spin, which are fully vested by the first quarter of 2017;

•                  Expense of approximately $13.3 million for the year and $3.4 million for the third quarter for payments in lieu of dividends on vested stock options issued pre-spin, which are to be paid for three years ending 2016;

•                  Equity-related employee compensation that does not affect EBITDA includes non-cash expense of approximately $12.1 million for the year and $3.5 million for the third quarter for amortization of stock options issued pre-spin and the issuance of new restricted stock awards;

•                  Interest expense includes approximately $8.1 million for the year and $2.0 million for the third quarter of non-cash debt issuance costs amortization;

•                  For the purpose of the dividend calculation, AFFO is reduced by approximately $9.6 million for the full year and $2.2 million for the third quarter prior to calculation of the dividend to account for dividends on shares that will be outstanding after options held by PENN employees are exercised; and

•                  The basic share count is approximately 112.2 million shares for the year and 112.6 million shares for the quarter and the fully diluted share count is approximately 118.0 million shares for the quarter and full year.

	Three Months Ending September 30,		Full Year Ending December 31,
(in millions, except per share data)	2014 Guidance	2013 Actual	2014 Revised Guidance	2014 Prior Guidance (4)	2013 Actual
Net Revenue	$155.7	$39.6	$629.8	$630.1	$242.1
Adjusted EBITDA (1)	103.6	9.3	418.0	416.1	91.0
Net Income	43.9	$2.7	180.1	177.5	$19.8
Funds From Operations (2)	67.1	2.7	273.4	271.1	34.7
Adjusted Funds From Operations (3)	$74.8	$5.5	$302.6	$299.7	$46.8

Net income, per diluted common share	$0.37	$0.02	$1.53	$1.50	$0.17
FFO, per diluted common share	$0.57	$0.02	$2.32	$2.30	$0.30
AFFO, per diluted common share	$0.63	$0.05	$2.57	$2.54	$0.40

(1)         Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

(2)         Funds from operations (FFO) is net income, excluding (gains) or losses from sales of property and real estate depreciation.

(3)         Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by maintenance capital expenditures.

(4)         The guidance figures in the tables above present the guidance provided on April 30, 2014 for the full year ended December 31, 2014.

Conference Call Details

The Company will hold a conference call on July 29, 2014 at 10:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company’s website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic: 1-877-705-6003

International: 1-201-493-6725

Conference Call Playback:

Domestic: 1-877-870-5176

International: 1-858-384-5517

Passcode: 13585795

The playback can be accessed through August 5, 2014

Disclosure Regarding Non-GAAP Financial Measures

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted EBITDA, which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance.  The Company believes FFO, AFFO, Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures, that are considered a supplemental measure for the real estate industry and a supplement to GAAP measures.  NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding (gains) or losses from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by maintenance capital expenditures.   Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, management fees, depreciation, (gains) or losses from sales of property, and stock based compensation expense.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP.  Because certain companies do not calculate FFO, AFFO, and Adjusted EBITDA in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income.  The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in “triple net” lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI intends to elect to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; GLPI’s ability to enter into definitive agreements with a third party operator for the Meadows Racetrack & Casino; GLPI’s ability to maintain its status as a REIT and there being no need for any further dividend of historical accumulated earnings and profits in order to qualify as a REIT in 2014; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Contact

Investor Relations – Gaming and Leisure Properties, Inc.

Dan Foley

T: 203- 682-8312

Email: Dan.Foley@icrinc.com

Bill Clifford

T: 610-401-2900

Email: Bclifford@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC.AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues
Rental	$107,298	$—	$213,412	$—
Real estate taxes paid by tenants (1)	12,446	—	24,444	—
Total rental revenue	119,744	—	237,856	—
Gaming	39,449	44,299	78,204	85,379
Food, beverage and other	3,088	3,374	5,919	6,589
Total revenues	162,281	47,673	321,979	91,968
Less promotional allowances	(1,495)	(1,601)	(2,865)	(3,247)
Net revenues	160,786	46,072	319,114	88,721
Operating expenses
Gaming	22,167	24,342	43,729	47,481
Food, beverage and other	2,509	2,783	5,055	5,550
Real estate taxes (1)	12,856	406	25,279	812
General and administrative (2)	19,531	5,824	40,472	11,763
Depreciation and amortization	26,349	3,627	52,871	7,215
Total operating expenses	83,412	36,982	167,406	72,821
Income from operations	77,374	9,090	151,708	15,900

Other income (expenses)
Interest expense	(29,108)	—	(58,082)	—
Interest income	668	1	1,214	1
Management fee (3)	—	(1,381)	—	(2,661)
Total other expenses	(28,440)	(1,380)	(56,868)	(2,660)

Income from operations before income taxes	48,934	7,710	94,840	13,240
Taxes on income	1,922	3,011	3,516	5,327
Net income	$47,012	$4,699	$91,324	$7,913

Earnings per common share:
Basic earnings per common share (4)	$0.42	$0.04	$0.82	$0.07
Diluted earnings per common share (4)	$0.40	$0.04	$0.78	$0.07

(1)         According to ASC 605, Revenue Recognition, the Company is required to gross up rental income by the amount of real estate taxes paid by our tenants under the triple net lease structure and also reflect an offsetting expense in operating expenses.

(2)         General and administrative expenses include payroll related expenses, insurance, utilities, supplies and other administrative costs.

(3)         Management fees are legacy charges for operating entities which were eliminated in consolidation.  Management fees terminated as of October 31, 2013.

(4)         Basic and diluted EPS for the three and six months ended June 30, 2013, were retroactively restated for the number of basic and diluted shares outstanding immediately following the Spin-Off and to include the shares issued as part of the Purge Distribution.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES

Operations

(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended June 30,		Three Months Ended June 30,
	2014	2013	2014	2013
Real estate	$119,744	$—	$96,647	$—
GLP Holdings, LLC. (TRS)	41,042	46,072	10,213	12,715
Total	$160,786	$46,072	$106,860	$12,715

	NET REVENUES		ADJUSTED EBITDA
	Six Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Real estate	$237,856	$—	$189,910	$—
GLP Holdings, LLC. (TRS)	81,258	88,721	19,915	23,085
Total	$319,114	$88,721	$209,825	$23,085

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES

General and Administrative Expenses

(in thousands) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Real estate general and administrative expenses (1)	$13,785	$—	$28,587	$—
GLP Holdings, LLC. (TRS) general and administrative expenses	5,746	5,824	11,885	11,763
Total	$19,531	$5,824	$40,472	$11,763

(1)         Includes stock based compensation of $7.1 and $13.2 million for the three and six months ended June 30, 2014.

Reconciliation of and Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA

Gaming and Leisure Properties, Inc. and Subsidiaries

CONSOLIDATED

(in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$47,012	$4,699	$91,324	$7,913
(Gains) or losses from sales of property	1	(2)	159	(30)
Real estate depreciation	23,292	—	46,733	—
Funds from operations	$70,305	$4,697	$138,216	$7,883
Other depreciation (1)	3,057	3,627	6,138	7,215
Debt issuance costs amortization	2,011	—	4,018	—
Stock based compensation	3,136	—	5,087	—
Maintenance CAPEX	(597)	(848)	(1,468)	(1,744)
Adjusted funds from operations	$77,912	$7,476	$151,991	$13,354
Interest, net	28,440	(1)	56,868	(1)
Management fees	—	1,381	—	2,661
Taxes on income	1,922	3,011	3,516	5,327
Maintenance CAPEX	597	848	1,468	1,744
Debt issuance costs amortization	(2,011)	—	(4,018)	—
Adjusted EBITDA	$106,860	$12,715	$209,825	$23,085

(1) Other depreciation includes both real estate and equipment depreciation from our taxable REIT subsidiaries.

Reconciliation of and Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA

Gaming and Leisure Properties, Inc. and Subsidiaries

REAL ESTATE and CORPORATE (REIT)

(in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$44,380	$—	$86,424	$—
(Gains) or losses from sales of property	—	—	—	—
Real estate depreciation	23,292	—	46,733	—
Funds from operations	$67,672	$—	$133,157	$—
Other depreciation	—	—	—	—
Debt issuance costs amortization	2,011	—	4,018	—
Stock based compensation	3,136	—	5,087	—
Maintenance CAPEX	—	—	—	—
Adjusted funds from operations	$72,819	$—	$142,262	$—
Interest, net (1)	25,839	—	51,666	—
Management fees	—	—	—	—
Taxes on income	—	—	—	—
Maintenance CAPEX	—	—	—	—
Debt issuance costs amortization	(2,011)	—	(4,018)	—
Adjusted EBITDA	$96,647	$—	$189,910	$—

(1)         Interest expense, net is net of intercompany interest eliminations of $2.6 million and $5.2 million, respectively, for the three and six months ended June 30, 2014.

Reconciliation of and Net income (GAAP) to FFO, FFO to AFFO, and AFFO to Adjusted EBITDA

Gaming and Leisure Properties, Inc. and Subsidiaries

GLP HOLDINGS, LLC (TRS)

(in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income	$2,632	$4,699	$4,900	$7,913
(Gains) or losses from sales of property	1	(2)	159	(30)
Real estate depreciation	—	—	—	—
Funds from operations	$2,633	$4,697	$5,059	$7,883
Other depreciation (1)	3,057	3,627	6,138	7,215
Debt issuance costs amortization	—	—	—	—
Stock based compensation	—	—	—	—
Maintenance CAPEX	(597)	(848)	(1,468)	(1,744)
Adjusted funds from operations	$5,093	$7,476	$9,729	$13,354
Interest, net	2,601	(1)	5,202	(1)
Management fees	—	1,381	—	2,661
Taxes on income	1,922	3,011	3,516	5,327
Maintenance CAPEX	597	848	1,468	1,744
Debt issuance costs amortization	—	—	—	—
Adjusted EBITDA	$10,213	$12,715	$19,915	$23,085

(1) Other depreciation includes both real estate and equipment depreciation from our taxable REIT subsidiaries.